SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: April 24, 2003



                                  DRUCKER, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)



     Delaware                   0-29670                     N/A
-------------------             -------------               ----
(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)


        Suite 950, 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2
        -----------------------------------------------------------------
             (New address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (604) 681-4421

Item 1.           Changes in Control of Registrant

                  None.


Item 2.           Acquisition or Disposition of Assets

                  None.


Item 3.           Bankruptcy or Receivership

                  None.


Item 4.           Changes in Registrant's Certifying Accountant

                  None.


Item 5.           Other Events

        On March 27, 2003, the Company announced that it has extended the terms of the Series "A" Share Purchase Warrants for two years to the earlier of:

        (i)     March 31, 2005; and

        (ii) The 90th day after the day on which the weighted average trading price of the Company's shares exceeds $0.60 per share for 10 consecutive trading days.

        Upon exercise of the Series "A" Share Purchase Warrant at $0.40, the holder will receive one Common Share of Drucker and an additional Warrant exer-cisable at $0.60. The term of the additional Warrant will be adjusted according -ly to expire one year after the occurrence of either (i) or (ii) as described above. The Series "A" Share Purchase Warrants were originally issued in a May 1997 private placement.

        On April 17, 2003, the Company announced that it has decided not to proceed with the acquisition of up to 100% of the shares of Crime Prevention Anlaysis Lab, Inc. (CPAL) and has canceled the Letter of Intent.

Item 6.           Resignation of Registrant's Directors

                  None.

Item 7.           Financial Statements & Exhibits

                  Financial Statements - None.

                  Exhibits:

                        None

Item 8.           Change in Fiscal Year

                  None.


Item 9.           Regulation FD Disclosure

                  None.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 24, 2003


                                            DRUCKER, INC.



                                            By: /s/ Ernest Cheung
                                                --------------------------------
                                                Ernest Cheung, Director